Exhibit 3.1.15

CERTIFICATE OF INCORPORATION

OF

MANAGEMENT ADJUSTMENT BUREAU DHC, INC.

The undersigned, in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:	The name of the corporation is:

Management Adjustment Bureau DHC, Inc.

SECOND: The address of the corporation’s registered office in the State of Delaware is: 300 Delaware Avenue Suite 1704, Wilmington, Delaware 19801, and the name of its registered agent at such address is: Management Adjustment Bureau DHC, Inc. In the County of New Castle.

THIRD: The purpose of the corporation is confined to the maintenance and management of the corporation’s intangible investments and the collection and distribution of the income from such investments or from tangible property physically located outside the State of Delaware; provided, however, that the corporation shall not engage in any activity contrary to Section 1902(b)(8) of Title 30 of the Delaware Code, as the same exists or may hereafter be amended from time to time. For purposes of this Article, “intangible investments” shall include, without limitation, investments in stocks, bonds, notes and other debt obligations (including debt obligations of affiliated corporations), patents, patent applications, trademarks, trademark applications, trade names, copyrights and similar types of intangible assets.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares of common stock having a par value of $1.00 per share.

FIFTH: The name and mailing address of the incorporator is as follows:

Name	Address
NCO Group, Inc.	515 Pennsylvania Avenue
Ft. Washington, PA 19034

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized and empowered to make, alter or repeal the bylaws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any bylaw made by the board of directors.

SEVENTH: The corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

EIGHTH: The election of directors need not be by written ballot, unless the bylaws of the corporation shall so provide.

NINTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Incorporation to be executed this 23rd day of March, 1998.

NCO Group, Inc.

By:	/s/ Steven L. Winokur
Steven L. Winokur
Executive Vice President

CERTIFICATE OF MERGER

OF

MANAGEMENT ADJUSTMENT BUREAU, INC.

INTO

MANAGEMENT ADJUSTMENT BUREAU DHC, INC.

In compliance with the requirements of Section 252 of the General Corporation Law of the State of Delaware, as amended or supplemented from time to time, the undersigned corporations hereby certify that:

First: The name and state of incorporation of each of the constituent corporations of the merger are as follows:

Management Adjustment Bureau, Inc	New York
Management Adjustment Bureau DHC, Inc	Delaware

Second: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the General Corporation Law of the State of Delaware.

Third: The name of the surviving corporation is Management Adjustment Bureau DHC, Inc. (the “Surviving Corporation”), a Delaware corporation. The name of the Surviving Corporation shall be amended in the merger to be “Management Adjustment Bureau Funding, Inc.”

Fourth: The Certificate of Incorporation of the surviving corporation shall be the same as its Certificate of Incorporation in effect immediately before the merger, except that the article first of said Certificate of Incorporation is hereby amended to read as follows:

“FIRST:	The name of the corporation is: “Management Adjustment Bureau Funding, Inc.”

Fifth: The executed Agreement and Plan of Merger is on file at an office of the surviving corporation at 300 Delaware Avenue, Suite 1704, Wilmington, Delaware 19801.

Sixth: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

Seventh: The authorized capital stock of Management Adjustment Bureau, Inc. consists of 400 shares without par value.

Eighth: This Certificate of Merger shall be effective on September 30, 1998.

IN WITNESS WHEREOF, the each of the undersigned corporations has causes this Certificate of Merger to be signed by a duly authorized officer as of the 25th day of September, 1998.

Management Adjustment Bureau, Inc.

By:	/s/ Michael J. Barrist
Name:	Michael J. Barrist
Title:	President

Management Adjustment Bureau DHC, Inc.

By:	/s/ Peter J. Winnington
Name:	Peter J. Winnington
Title:	Vice President

CERTIFICATE OF MERGER

OF

MSC FUNDING, INC.

GOODYEAR & ASSOCIATES FUNDING, INC.

CREDIT ACCEPTANCE FUNDING CORPORATION

ADVANTAGE FINANCIAL SERVICES FUNDING, INC.

MEDSOURCE FUNDING, INC.

CO-SOURCE FUNDING CORP.

WITH AND INTO

MANAGEMENT ADJUSTMENT BUREAU FUNDING, INC.

In compliance with the requirements of Section 251 of the General Corporation Law of the State of Delaware, as amended or supplemented from time to time, the undersigned corporations hereby certify that:

FIRST: The name and states of incorporation of each of the constituent corporations of the merger are as follows:

Name of corporation	State of incorporation
MSC Funding, Inc.	Delaware
Goodyear & Associates Funding, Inc.	Delaware
Credit Acceptance Funding Corporation	Delaware
Advantage Financial Services Funding, Inc.	Delaware
Medsource Funding, Inc.	Delaware
Co-Source Funding Corp.	Delaware
Management Adjustment Bureau Funding, Inc.	Delaware

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation in the merger herein certified is Management Adjustment Bureau Funding, Inc. (hereinafter sometimes referred to as the “Surviving Corporation”). The name of the Surviving Corporation shall be amended in the merger to be “NCO Holdings, Inc.”

FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be the same as its Certificate of Incorporation in effect immediately before the merger except that the article first of said Certificate of Incorporation is hereby amended to read as follows:

“FIRST:	The name of the corporation is: “NCO Holdings, Inc.”

FIFTH: That the executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: c/o Management Adjustment Bureau Funding, Inc., Attn: Peter Winnington, 300 Delaware Avenue, Suite 1704, Wilmington, Delaware 19801.

SIXTH: That a copy of the Agreement and Plan of Merger shall be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: That this Certificate of Merger shall be effective as of date of filing.

IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be signed by a duly authorized officer as of the 23rd day of December, 1999.

Management Adjustment Bureau Funding, Inc.

By:	/s/ Michael J. Barrist
Michael J. Barrist, President

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR REGISTERED OFFICE

OF

NCO HOLDINGS, INC.

(Pursuant to Section 133 of the Delaware General Corporation Law)

FIRST: The Board of Directors of NCO Holdings, Inc., a Delaware Corporation, on this 26th day of May, 2005, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is changed to 1201 Market Street, Suite 800, Wilmington, Delaware 19801 County of New Castle.

SECOND: The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served is hereby changed to NCO Funding, Inc.

THIRD: The Corporation does hereby certify that the foregoing is a true copy of the resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 26th day of May, 2005.

By:	/s/ Gail Susan Ball
Name:	Gail Ball
Title:	Vice President and Treasurer